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                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT

         The parties to this Separation Agreement ("Agreement") are:

         George E. Willett
         401 DUFF LANE
         LOUISVILLE, KY  40207                      ("WILLETT")

         and

         High Speed Access Corp.
         9900 CORPORATE CAMPUS DRIVE
         SUITE 3000
         LOUISVILLE, KY  40223                      ("HSA")
                                    RECITALS

         A. Willett and HSA are parties to a certain Employment Agreement dated June 4, 2001 (the "Willett Employment Agreement"). Willett's employment with HSA was terminated on April 30, 2003, pursuant to a Constructive Termination (as defined in the Willett Employment Agreement).

         B. The parties hereto wish to mutually and amicably settle all issues existing between them, whether or not arising under the Willett Employment Agreement, as more specifically set forth below on the terms and conditions of this Agreement. HSA, by entering into this Agreement, admits no wrongdoing or liability whatsoever.

         In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Willett, for himself and his heirs and assigns, acknowledges his separation from HSA on April 30, 2003, and does hereby forever release and discharge HSA, its subsidiaries, affiliates, successors, predecessors, assigns, agents, employees, directors, attorneys and representatives (collectively, referred to as "Released Parties") from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of whatsoever kind and character in any manner whatsoever arising from or relating to the Willett Employment Agreement and his employment and termination of employment with HSA; and, without limiting the generality of the foregoing, specifically from all claims relating to bonus, accrued vacation, continued base salary, benefits (including COBRA), or any and all other allegations asserted or which could have been asserted by Willett or on his behalf against HSA, including claims for attorneys' fees. Willett specifically releases HSA and the above-released parties from any and all claims of age discrimination under the federal Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq.

2. Willett represents that he has not commenced, and that he will not at any time after execution of this Agreement commence, any other action, lawsuit, or legal proceeding or



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     file any charge or complaint with any federal, state or local agency against any of the Released Parties relating in any way to the Willett Employment Agreement or his employment with or separation from HSA.

3. Notwithstanding anything to the contrary contained herein, HSA acknowledges and agrees to the existence and continuing validity, as they may apply to Willett, or Article VII of HSA's Second Amended and Restated Certificate of Incorporation and HSA's Amended and Restated Bylaw, and that certain Indemnity Agreement dated as of May 23, 2001 by and between HSA and Willett. The foregoing sections and agreement which relate to indemnification, advancement of expenses and related protections for Willett as an officer of HSA are expressly incorporated into this Agreement and continue in full force and effect notwithstanding any release or other provision of this Agreement.

4. Willett acknowledges and agrees to the existence and continued validity of Sections 8 and 9 (and their subparts) of the Willett Employment Agreement. These provisions relating to covenants not to compete, non-solicitation, non-inducement and non-disclosure, are expressly incorporated into this Agreement, and continue in full force and effect notwithstanding the termination of Willett's employment with the HSA.

5. Willett understands and expressly agrees that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, arising from or relating to the Willett Employment Agreement, including any claim of any kind of nature whatsoever or any alleged unlawful act of any of the Released Parties occurring prior to the execution of this Agreement, referred to herein or not.

6. The parties understand and expressly agree that this Agreement shall bind and benefit Willett and HSA, and their respective heirs, administrators, successors and assigns. Willett further represents that he has full and exclusive authority to release, discharge and covenant not to sue the Released Parties pursuant to the terms of this Agreement, and that he has not assigned or transferred in any way any claims against any of the Released Parties.

7. In consideration of the releases, covenants and covenant not to sue set forth in this Agreement, HSA and Willett agree to the following:

           a) On May 2, 2003, HSA shall pay Base Salary to Willett through April 30, 2003.

           b) HSA shall pay Willett $168,000 (the "Severance Payment") as follows: HSA shall continue to pay Base Salary to Willett in the amount of $14,000 per month commencing May 1, 2003 through the date of HSA's initial liquidating distribution to shareholders (which is presently expected to occur on or before June 1, 2003), and a lump sum payment to Willett of the remaining amount balance of such Severance Payent within 10 days after such initial liquidating distribution.

           c) HSA shall provide for Willett continued health benefits programs (i.e., "family" medical coverage with Humana and Kentucky Access, but not disability or group life insurance) by reimbursing Willett for the cost ($876.25 per month) of obtaining


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              such family medical coverage (the "New Coverage") for a period of not less than 12 months from the Termination Date. If Willett obtains family medical coverage through a subsequent employer's group plan (the "Replacement Coverage") prior to the end of such 12 month period, HSA shall pay to Willett (grossed-up for any tax/W-2 effect to Willett) the "employee-paid" portion of such employer-provided group coverage (not to exceed $876.25/mo.) from the effective start date of such Replacement Coverage through April 30, 2004.

           d) HSA shall permit Willett to cash-out his "in-the-money" options pursuant to the terms of a certain Options Termination and Cash-Out Agreement.

           e) HSA shall release from it custody and deliver to Willett one (1) HSA stock certificate (No. C1278) representing 75,000 shares of HSA common stock pursuant a certain Restricted Stock Agreement dated February 2, 2001; provided, that such shares shall not be registered and are subject trading restrictions absent compliance with SEC Rule 144 (including, without limitation, a 1-year holding period commencing May 1, 2003).

           f) HSA shall enter into a Consulting Agreement with Willett in the form of Exhibit A hereto and pursuant.

           g) HSA shall maintain its D&O coverage in full force and effect and treat Willett as an Insured officer thereunder for all purposes.

8. It is understood and agreed by Willett that, with respect to the payment to be made pursuant to paragraph 7(d) above, all applicable income and other taxes are required to be withheld. If and to the extent HSA is required to withhold on the value of the restricted stock delivered to Willett under
     Section 7(d) above, Willett shall pay the appropriate amount of withholding taxes to HSA for remittance to the IRS.

9. Willett expressly warrants and agrees that he will keep the terms of this Agreement strictly confidential and will not communicate the terms of this Agreement orally or in writing to any third party except to his immediate family, his tax advisor, or as may be required by law. This confidentiality agreement shall not apply to any terms hereof disclosed publicly by HSA.

10. The parties agree that this Agreement does not constitute an admission of liability; that it does not constitute any factual or legal precedent or finding whatsoever; and that it may not be used as evidence in any subsequent proceeding of any kind, except in an action alleging a breach of this Agreement.

11. The parties will bear their own attorneys' fees and costs respectively in connection with this Agreement.

12. Each party to this Agreement shall have the right to bring an action to enforce any of its terms or provisions. The parties agree that the Court shall enter an award of attorneys' fees and costs to the prevailing party in any action to enforce the terms of this Agreement.


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13.  Kentucky law shall govern the validity, effect and interpretation of this
     Agreement.

14. This Agreement constitutes the entire understanding and agreement between the parties. Any modification of this Agreement must be in writing and signed by both Willett and HSA.

15. Willett represents that he has read this Agreement, has consulted his attorney of record concerning the terms of this Agreement, and understands each of the terms of this Agreement. Willett further represents that he has entered into this settlement and executed this Agreement voluntarily and willingly. Willett understands that he may revoke this Agreement by giving written notice to HSA within seven (7) days after it has been signed and notarized. This Agreement will not become effective or enforceable until the seven day revocation period is passed.

16. Willett further agrees to cooperate with HSA in any investigations, hearings, lawsuits or other matters involving HSA or its affiliates, subsidiaries and divisions, and its and their predecessors, successors, and assigns, concerning items or issues where Willett had specific involvement, knowledge or responsibility, or where subsequent assistance and cooperation is reasonably necessary or appropriate. Willett will be available, at the expense of HSA, upon reasonable notice and at reasonable times and for reasonable periods, for such things as interviews, depositions, hearings and trials.

17. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and this same agreement.

         I HAVE CAREFULLY READ THE FOREGOING CONFIDENTIAL SEPARATION AGREEMENT, GENERAL RELEASE AND COVENANT NOT TO SUE AND ACKNOWLEDGE THAT I KNOW AND UNDERSTAND THE CONTENTS THEREOF, THAT IT CONTAINS THE TERMS AND CONDITIONS I HAVE AGREED UPON WITH THE COMPANY, AND THAT I EXECUTE IT OF MY OWN FREE WILL. I HAVE BEEN NOTIFIED TO SEEK THE COUNSEL OF AN ATTORNEY.

         Executed effective on May 1, 2003, but actually on April 30, 2003.


                                           /s/ GEORGE E. WILLETT
                                           -------------------------------------
                                           GEORGE E. WILLETT


                                           HIGH SPEED ACCESS CORP.

                                           By: /s/ DAVID A. JONES, JR.
                                              ----------------------------------
                                              David A. Jones, Jr.
                                              Chairman of the Board of Directors


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                              CONSULTING AGREEMENT

         This is a Consulting Agreement (the "Agreement") dated as of May 1, 2003, between HIGH SPEED ACCESS CORP., a Delaware corporation ("HSA") and GEORGE
E. WILLETT ("Consultant"), a resident of Louisville, Kentucky.

                                    RECITALS

         HSAC wishes to retain the services of Consultant with respect to the windup of the HSA and other financial and management services as Consultant and HSA may agree. Consultant has negotiated the terms of this Agreement with HSA and has agreed to the terms as set forth hereafter.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. CONSULTING SERVICES. For a period commencing on May 1, 2003, and continuing through October 31, 2003, Consultant agrees to advise, assist, and serve as HSA's President and CFO on a non-employee basis, and otherwise continue to render such services and fulfill such responsibilities to HSA in connection with the wind-up of its affairs as Consultant previously rendered as an employee/officer of the Company (the "Consulting Services"). The Consultant shall render his or her Consulting Services by telephone, letter or in person, as the Consultant and the HSA may mutually determine. Consultant shall faithfully and industriously perform the Consulting Services, and shall devote such time to the performance of such duties incident to the Consulting Services as may be necessary therefor, provided that Consultant shall not be required to devote any specific number of hours a month to such consulting services or a minimum number of hours as a condition to receiving the compensation described herein. HSA shall have no authority to direct or control Consultant with respect to the amount, time, place, or manner of his or her Consulting Services.

         2. REMEDIES FOR BREACH. Consultant acknowledges that the Consulting Services to be rendered by him or her hereunder are of a special, unique, and extraordinary character which gives this Agreement a peculiar value to HSA, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by Consultant of this Agreement shall cause HSA irreparable injury. Therefore, HSA shall be entitled to (i) cancel any remaining consulting payments due Consultant under Section 3 of this Agreement, and (ii) institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, and to pursue any available remedies, including injunctive relief, actions for specific performance and damages, for breaches by Consultant of any covenants contained herein.



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         3. COMPENSATION. As compensation for the Consulting Services provided to HSA by Consultant under this Agreement, HSAC shall pay to Consultant the sum of SEVEN THOUSAND DOLLARS PER MONTH ($7,000/month) for the period May 1, 2003 through October 31, 2003, plus reasonable, documented business expenses (but not mileage to and from Consultant's residence and HSA's offices in Louisville, Kentucky). As Consultant will be an independent contractor and consultant to HSA, he will be precluded from having, receiving or being entitled to receive any of the rights, privileges or benefits of employees of HSA. Consultant shall be solely responsible for meeting any legal requirements imposed on him or any person acting on his behalf as a result of this Agreement, including but not limited to the payment of taxes on income or the filing of tax returns, and Consultant agrees to indemnify HSA for his failure to do so.

         6. TERMINATION. This Agreement shall terminate immediately upon the occurrence of any one of the following events:

                  (a)      The expiration of the term hereof;

                  (b) Consultant's breach of his duties hereunder, unless waived by HSA or cured by Consultant within 10 days after HSA's having given notice thereof to Consultant;

                  (c) HSA's breach of its duties hereunder, unless waived by Consultant or cured by HSA within 10 days after Consultant's having given written notice thereof to HSA.

         7. ASSIGNABILITY. This Agreement may not be assigned or transferred by Consultant without the prior written consent of HSA.

         8. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky. Consultant and HSA agree that that the Circuit Courts of Jefferson County, Kentucky shall have exclusive jurisdiction with respect to the adjudication and enforcement of any and all disputes arising under this Agreement, including actions arising under Section 1 hereof.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties, and supersedes all prior understandings with the respect to the subject matter hereof. No change in or modification of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

         10. SEVERABILITY. If any provision of this Agreement or application thereof shall be adjudged by any court of competent jurisdiction to be invalid, illegal or unenforceable in any


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respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications thereof, shall not in any way be affected or impaired.

         11. NO WAIVERS. No failure or delay on the part of any party exercising any power or right under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such right or power shall preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement.

         12. HEADINGS. The headings used in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth in the preamble above, but actually on the dates indicated below.

                                        HIGH SPEED ACCESS CORP.


                                        By /s/ DAVID A. JONES, JR.
                                           -------------------------------------
                                           Name:  David A. Jones, Jr.
                                           Title: Chairman of the Board
                                           Date:  May 1, 2003


CONSULTANT:                             /s/ GEORGE E. WILLETT
                                        ----------------------------------------
                                        GEORGE E. WILLETT
                                        Date:  April 30, 2003



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